Exhibit 99.1

ProKidney Reports Third Quarter 2026 Financial Results and Business Highlights

•
On track to deliver pivotal Phase 3 PROACT 1 surrogate endpoint (eGFR slope) topline results in Q2 2027
•
Anticipate completing full enrollment for the PROACT 1 confirmatory analysis in Q1 2027 with over 500 patients, up from 470, driven by accelerated patient recruitment in mid-2026
•
Presented eight abstracts at ASN Kidney Week 2026, with new data further strengthening the mechanistic and clinical evidence supporting rilparencel; subsequently hosted a KOL event recapping key ASN findings and rilparencel’s potential role in advanced CKD and type 2 diabetes
•
Ended the third quarter with $142 million in cash and cash equivalents and marketable securities, supporting operations into mid-2027

WINSTON-SALEM, N.C., November 12, 2026 – ProKidney Corp. (Nasdaq: PROK) (“ProKidney” or the “Company"), a leading late clinical-stage cell therapy company focused on chronic kidney disease (CKD), today reported financial results for the third quarter ended September 30, 2026 and provided business highlights and upcoming milestones.

“The third quarter marked continued progress for ProKidney, with PROACT 1 advancing toward full enrollment and our pivotal eGFR slope topline readout remaining on track for the second quarter of 2027,” said Bruce Culleton, M.D., CEO of ProKidney. “The data presented at Kidney Week further build the mechanistic and clinical evidence supporting rilparencel and provide a more cohesive picture of how it may stabilize kidney function. Together, these advances reinforce our confidence as we approach this important Phase 3 readout and continue our mission to transform the treatment of advanced CKD.”

Business Highlights

Phase 3 REGEN-006 (PROACT 1) Study

•
On track to deliver pivotal Phase 3 PROACT 1 surrogate endpoint (eGFR slope) topline results in Q2 2027; the efficacy analysis set is expected to include approximately 320 patients
•
Anticipate completing full enrollment for the PROACT 1 confirmatory analysis in Q1 2027 with over 500 patients, up from 470, driven by an acceleration in patient recruitment in mid-2026; the confirmatory endpoint (composite time-to-event) topline readout is expected in 2H 2029

American Society of Nephrology (ASN) Kidney Week 2026

•
Presented eight abstracts with new data further strengthening the mechanistic and clinical evidence supporting rilparencel, including seven abstracts spanning CKD translational models and drug product characterization and one pooled Phase 2 clinical analysis
•
Following ASN Kidney Week, hosted a virtual KOL event with nephrology leader and researcher Katherine Tuttle, M.D., to discuss key mechanism of action findings, the remaining unmet need in advanced CKD and type 2 diabetes, and rilparencel’s potential role within the evolving treatment paradigm
•
A replay of the virtual KOL event is available in the Events & Presentations section of the Company’s website

Third Quarter 2026 Financial Highlights

Liquidity: Cash, cash equivalents and marketable securities as of September 30, 2026, totaled $141.9 million, compared to $181.6 million as of June 30, 2026.

R&D Expenses: Research and development expenses were $40.8 million for the three months ended September 30, 2026, compared to $26.8 million for the same period in 2025. The increase of $14.0 million was driven by increases in clinical study and related manufacturing costs of $7.4 million, primarily related to the Company’s ongoing PROACT 1 study. Additionally, professional fees and other operational costs increased $1.3 million and $3.5 million, respectively, due to continued enrollment, ongoing activities and preparation for regulatory filings. Finally, compensation costs increased by approximately $1.8 million related to the hiring of additional personnel.

G&A Expenses: General and administrative expenses were $13.1 million for the three months ended September 30, 2026, compared to $11.9 million for the same period in 2025. The increase of $1.2 million was primarily driven by a $1.7 million increase in compensation costs related to the hiring of additional personnel, partially offset by decreases in professional fees and impairment charges.

Net Loss Before Noncontrolling Interest: Net loss before noncontrolling interest was $51.8 million and $35.8 million for the three months ended September 30, 2026 and 2025, respectively.

Shares outstanding: Class A and Class B common stock outstanding at September 30, 2026, totaled 302,371,200.

About Chronic Kidney Disease

CKD is a progressive condition characterized by the gradual decline of kidney function, which can ultimately lead to end-stage kidney disease (ESKD), requiring dialysis or transplantation. An estimated 37 million adults in the U.S. have CKD, though many remain undiagnosed in the early stages. Diabetes is the leading cause of CKD, and individuals with both conditions face significantly elevated risks of cardiovascular events, hospitalization, and mortality. ProKidney is developing rilparencel for patients with Stage 3b/4 CKD and diabetes, a population that includes over one million people in the U.S. While current treatment options aim to slow disease progression, there remains a substantial unmet need for therapies that can stabilize kidney function and delay or prevent the need for dialysis in patients with advanced CKD.

About the Phase 3 REGEN-006 (PROACT 1) Clinical Trial

REGEN-006 is an ongoing Phase 3, randomized, blinded, sham-controlled safety and efficacy study of rilparencel in subjects with advanced CKD and type 2 diabetes. The study protocol was amended in 1H 2024 to focus on a subset of patients with Stage 4 CKD (eGFR 20-30 mL/min/1.73m2) and late Stage 3b CKD (eGFR 30-35 mL/min/1.73m2) with accompanying albuminuria (UACR less than 5,000 mg/g for patients with eGFR 20-30 mL/min/1.73m2 and 300-5,000 mg/g for patients with eGFR 30-35 mL/min/1.73m2). The Company now expects total enrollment of over 500 subjects. Subjects are randomized (1:1) to the treatment group and the sham control group prior to kidney biopsy or a sham biopsy procedure, respectively. The primary objective is to assess the efficacy of up to two rilparencel injections (one in each kidney) using a minimally invasive percutaneous approach. The surrogate endpoint for accelerated approval is eGFR slope, and the primary composite endpoint is the time from first injection to the earliest of: at least 40% reduction in eGFR; eGFR <15 mL/min/1.73m², and/or chronic dialysis, and/or renal transplant; or renal or cardiovascular death.

About ProKidney Corp.

ProKidney, a pioneer in the treatment of CKD through innovations in cell therapy, was founded in 2015 after a decade of research. ProKidney’s lead product candidate, rilparencel (also known as REACT®), is a first-in-class, patented, proprietary autologous cell therapy with regenerative medicine advanced therapy designation that is being evaluated in the ongoing Phase 3 REGEN-006 (PROACT 1) study for its potential to preserve kidney function in patients with advanced CKD and type 2 diabetes. For more information, please visit www.prokidney.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. ProKidney’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the achievement and timing of the topline data readout of the Company’s PROACT 1 trial and other milestones provided, the Company’s beliefs that its Phase 3 REGEN-006 (PROACT 1) trial could be sufficient to support a potential BLA submission and full regulatory approval, the Company’s belief that eGFR slope can be used as a surrogate endpoint on an accelerated approval pathway for rilparencel, expectations with respect to financial results and expected cash runway, including the Company’s expectation that current cash, cash equivalents and marketable securities will support operating plans into mid-2027, the Company’s ability to continue as a going concern, future performance, development, manufacturing, and commercialization of products, if approved, the potential benefits and impact of the Company’s products, if approved, potential regulatory approvals, the size and potential growth of current or future markets for the Company’s products, if approved, the advancement of the Company’s development programs into and through the clinic and the expected timing for reporting data, the making of regulatory filings or achieving other milestones related to the Company’s product candidates, and the advancement and funding of the Company’s developmental programs, generally. These statements are based on current expectations and assumptions that involve a number of uncertainties and risks. Such uncertainties and risks include, but are not limited to, risks associated with: disruptions to the Company’s business or that may otherwise materially harm its results of operations or financial condition as a result of its domestication to the United States; the inability to maintain the listing of the Company’s Class A common stock on Nasdaq; the inability of the Company’s Class A common stock to remain included in various indices and the potential negative impact on the trading price of the Class A common stock if excluded from such indices; the inability to implement business plans, forecasts, and other expectations or identify and realize additional opportunities, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry; the risk that results of the Company’s clinical trials may not support approval; the risk that the FDA could require additional studies before approving the Company’s drug candidates; the Company’s need for additional financing and the inability of the Company to raise financing in the future; the inability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of the Company to identify, in-license or acquire additional technology; the inability of the Company to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney diseases; the size and growth potential of the markets for the Company’s products, if approved, and its ability to serve those markets, either alone or in partnership with others; the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s intellectual property rights; uncertainties inherent in cell therapy research and development, including the actual time it takes to initiate and complete clinical studies and the timing and content of decisions made by regulatory authorities; the fact that interim results from the Company’s clinical programs may not be indicative of future results; the impact of geopolitical conflict on the Company’s business; and other risks and uncertainties included under the heading “Risk Factors” in the Company’s most recent Annual Report on

Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. The Company cautions readers that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

ProKidney Contact
Ethan Holdaway
Ethan.Holdaway@prokidney.com

Media Contact

Audra Friis
audrafriis@sambrown.com

Investor Relations Contact

Daniel Ferry
Daniel@lifesciadvisors.com

ProKidney Corp. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except for share data)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$81,355	$108,537
Marketable securities	60,509	161,480
Interest receivable	626	1,127
Prepaid assets	3,977	2,808
Prepaid clinical	3,737	3,923
Other current assets	1,247	2,804
Total current assets	151,451	280,679

Fixed assets, net	55,815	51,231
Right of use assets, net	3,013	3,664
Total assets	$210,279	$335,574

Liabilities and Stockholders' Deficit
Accounts payable	$2,521	$940
Lease liabilities	1,109	1,071
Accrued expenses and other	26,408	28,731
Total current liabilities	30,038	30,742

Income tax payable, net of current portion	1,122	1,074
Lease liabilities, net of current portion	2,144	2,965
Total liabilities	33,304	34,781
Commitments and contingencies
Redeemable noncontrolling interest	1,083,826	1,311,990

Stockholders’ deficit
Class A common stock, $0.0001 par value; 700,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 208,975,486 and 141,807,277 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	21	14
Class B common stock, $0.0001 par value; 500,000,000 shares authorized; 93,395,714 and 159,262,779 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	10	16
Additional paid-in capital	447,041	258,552
Accumulated other comprehensive (loss) gain	(37)	56
Accumulated deficit	(1,353,886)	(1,269,835)
Total stockholders' deficit	(906,851)	(1,011,197)
Total liabilities and stockholders' deficit	$210,279	$335,574

ProKidney Corp. and Subsidiaries

Consolidated Statements of Operations - Unaudited

(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$174	$217	$550	$668

Operating expenses
Research and development	40,845	26,821	110,782	79,966
General and administrative	13,087	11,935	36,832	40,338
Total operating expenses	53,932	38,756	147,614	120,304
Operating loss	(53,758)	(38,539)	(147,064)	(119,636)

Other income (expense):
Interest income	1,530	3,258	5,795	10,878
Interest expense	(1)	(2)	(17)	(3)
Net loss before income taxes	(52,229)	(35,283)	(141,286)	(108,761)
Income tax (benefit) expense	(436)	560	(436)	1,999
Net loss before noncontrolling interest	(51,793)	(35,843)	(140,850)	(110,760)
Net loss attributable to noncontrolling interest	(16,201)	(19,374)	(56,799)	(61,005)
Net loss available to Class A common stockholders	$(35,592)	$(16,469)	$(84,051)	$(49,755)

Weighted average shares of Class A common stock outstanding:
Basic and diluted	207,760,422	134,992,796	178,989,995	131,588,705
Net loss per share attributable to Class A common stock:
Basic and diluted	$(0.17)	$(0.12)	$(0.47)	$(0.38)

ProKidney Corp. and Subsidiaries

Consolidated Statements of Cash Flows – Unaudited

(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net loss before noncontrolling interest	$(140,850)	$(110,760)
Adjustments to reconcile net loss before noncontrolling interest to net cash flows used in operating activities:
Depreciation and amortization	5,009	4,738
Equity-based compensation	16,420	19,633
Gain on marketable securities, net	(811)	(2,674)
Loss on lease disposition	–	143
Impairment of long-lived assets	–	318
Loss on disposal of equipment	50	474
Changes in operating assets and liabilities
Interest receivable	501	1,210
Prepaid and other assets	575	7,795
Accounts payable and accrued expenses	(1,654)	(8,075)
Income taxes payable	51	(406)
Net cash flows used in operating activities	(120,709)	(87,604)

Cash flows from investing activities
Purchases of marketable securities	(76,789)	(176,676)
Sales and maturities of marketable securities	178,364	261,992
Purchase of equipment and facility expansion	(8,852)	(9,444)
Net cash flows provided by investing activities	92,723	75,872

Cash flows from financing activities
Proceeds from sales of Class A common stock, net of offering costs	7	7,102
Payments on finance leases	(12)	(21)
Exercise of stock options	809	854
Net cash flows provided by financing activities	804	7,935

Net change in cash and cash equivalents	(27,182)	(3,797)
Cash, beginning of period	108,537	99,120
Cash, end of period	$81,355	$95,323

Supplemental disclosure of non-cash investing and financing activities:
Right of use assets obtained in exchange for lease obligations	$–	$2,005
Exchange of Class B common stock	$130,007	$5,252
Impact of equity transactions and compensation on redeemable noncontrolling interest	$41,245	$3,903
Equipment and facility expansion included in accounts payable and accrued expenses	$140	$835